Weighted Average Common and Common Equivalent Shares Outstanding
Nine months ended  December 31, 1996

                                                            Shares                Weighted Average
                                                       Outstanding              Shares Outstanding
                                                       -----------              ------------------
Common shares outstanding, March 31, 1996:               3,173,822                       3,173,822

Additional shares outstanding due to:
        Stock issued                                     1,039,852                         510,397
        Stock split                                              0                               0
        Stock acquired (Treasury)                                0                               0
        Stock retired                                            0                               0
                                                         ---------                      ----------
Common shares outstanding December 31, 1996:             4,213,674                       3,684,219
                                                         =========                       =========
-------------------------------------------------------------------------------


Weighted Average Common and Common Equivalent Shares Outstanding
"Three months ended  December 31, 1996"
                                                           Shares                 Weighted Average
                                                      Outstanding               Shares Outstanding
                                                      -----------               ------------------
Common shares outstanding, September 30, 1996:          4,213,674                        3,654,664

Additional shares outstanding due to:
        Stock issued                                            0                          559,010
        Stock split                                             0                                0
        Stock acquired (Treasury)                               0                                0
        Stock retired                                           0                                0
                                                        ---------                       ----------
Common shares outstanding December 31, 1996:            4,213,674                        4,213,674
                                                        =========                        =========

Weighted Average Common and Common Equivalent Shares Outstanding
Nine months ended  December 31, 1995

                                                          Shares                  Weighted Average
                                                     Outstanding                Shares Outstanding
                                                     -----------                ------------------

Common shares outstanding, March 31, 1995:             3,106,132                         3,106,132

Additional shares outstanding due to:
        Stock issued                                      59,568                            31,183
        Stock split                                            0                                 0
        Stock acquired (Treasury)                              0                                 0
        Stock retired                                          0                                 0
                                                       ---------                        ----------
Common shares outstanding December 31, 1995:           3,165,700                         3,137,315


--------------------------------------------------------------------------------


Weighted Average Common and Common Equivalent Shares Outstanding
Three months ended  December 31, 1995
                                                          Shares                 Weighted Average
                                                     Outstanding               Shares Outstanding
                                                     -----------               ------------------
Common shares outstanding, September 30, 1995:         3,165,700                        3,165,052

Additional shares outstanding due to:
        Stock issued                                           0                              648
        Stock split                                            0                                0
        Stock acquired (Treasury)                              0                                0
        Stock retired                                          0                                0
                                                      ----------                        ---------
Common shares outstanding December 31, 1995:           3,165,700                        3,165,700